Exhibit 10.38(x)

AMENDMENT NUMBER FIVE

TO THE

GEORGIA-PACIFIC CORPORATION

1995 SHAREHOLDER VALUE INCENTIVE PLAN

(As Amended and Restated Effective December 16, 1997)

WHEREAS, pursuant to Section 5.1 of the Georgia-Pacific 1995 Shareholder Value Incentive Plan, as amended and restated as of December 16, 1997 (the “Plan”), the Board has the right to amend the Plan, with the approval of the Shareholders of the Corporation where necessary or advisable; and

WHEREAS, at its January 31, 2003 meeting, the Board delegated to the Committee the authority to approve amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Corporation and its subsidiaries for a lesser number of restricted shares to be granted under the Georgia-Pacific Corporation Long-Term Incentive Plan, for the purpose of motivating and retaining employees;

NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of shareholder approval:

1. Section 5.1(d) of the Plan is amended to read as follows:

Notwithstanding the foregoing, no amendment may, without the approval of the Shareholders of the Corporation . . . :

“(d) Reduce, directly or indirectly, the exercise price of an outstanding Option Grant, whether through direct amendment to the exercise price, through cancellation and replacement of the Option Grant, or otherwise (modification of the Option Price pursuant to Section 3.7 will not be considered amendments for purposes of this Section). Notwithstanding the foregoing, the Corporation may effect a one-time exchange offer to be commenced in the discretion of the Corporation no sooner than May 6, 2003 and no later than the 2004 annual meeting of the Corporation’s Shareholders, upon the terms and conditions described in the Corporation’s proxy statement for the 2003 annual meeting of the Corporation’s Shareholders and in a Schedule TO to be filed with the Securities and Exchange Commission on or about May 6, 2003, as the same may be amended (the “2003 Exchange Offer”). Upon surrender of Option Grants under the Plan pursuant to the 2003 Exchange Offer, the underlying shares shall not be available for future grants under the Plan.”